EXHIBIT 99

Stockholder #

THE AVON WATER COMPANY

14 Main Street

Avon, Connecticut 06001

PROXY CARD

The undersigned hereby appoints Robert W. Wesneski, John A. Brighenti and Ned R. Whalen, and each of them, as proxies of the undersigned (the “Proxies”), each with full power to appoint his substitute, and hereby authorizes each of them, acting individually, to represent and vote all the shares of common stock of The Avon Water Company (the “Company”) held of record by the undersigned as of                     , 2017 at the special meeting of stockholders to be held at the Avon Old Farms Hotel, 279 Avon Mountain Road (Route 44), Avon, Connecticut 06001, on                    , 2017, at 10:00 a.m. (Eastern Time), and at any and all of the adjournments or postponements thereof, with all powers the undersigned would possess if personally present at such meeting as indicated on the reverse side of this proxy card:

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER WITH RESPECT TO THE MERGER OF WC-A I, INC. WITH AND INTO THE COMPANY, TO BE THEREAFTER A WHOLLY-OWNED SUBSIDIARY OF CONNECTICUT WATER SERVICE, INC. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting. A stockholder wishing to vote in accordance with the board of directors’ recommendation need only sign and date this proxy and return it in the envelope provided.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND PROMPTLY RETURN THIS PROXY

IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Stockholder #

THE AVON WATER COMPANY

PROXY CARD

PLEASE MARK VOTE AS IN THIS EXAMPLE	[X]

Mark box at right if an address change or comment has been noted on

the reverse side of this proxy card	[ ]

1.	Proposal to approve the Agreement and Plan of Merger dated as of October 11, 2016 between and among Connecticut Water Service, Inc., WC-A I, Inc. and The Avon Water Company, as amended on March 29, 2017.

For	Against	Abstain
[ ]	[ ]	[ ]

2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

For	Against	Abstain
[ ]	[ ]	[ ]

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of special meeting of stockholders and the Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

NAME OF STOCKHOLDER	RECORD DATE SHARES:

Signature	Signature

Date: , 2017	[ ] Attending	[ ] Not Attending

Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by President or authorized person. If a partnership, please sign in partnership name by authorized person.